AMENDMENT NO. 1 TO
                       TAX ALLOCATION AND INDEMNITY AGREEMENT


                    Amendment No. 1, dated May 20, 1996 (the "Amendment"), to the Tax Allocation and Indemnity Agreement, dated as of January 9, 1996 (the "Agreement"), among Bally Entertainment Corporation, a Delaware corporation (the "Company"), Bally Total Fitness Holding Corporation, formerly Bally's Health & Tennis Corporation ("BTFHC"), and their respective direct and indirect subsidiaries.

                    WHEREAS, the Company, BTFHC and their subsidiaries joined in filing consolidated Federal Income Tax Returns and certain consolidated, combined or unitary state Income Tax Returns for periods ended on or prior to January 9, 1996;

                    WHEREAS,  the  Company  and  BTFHC  entered  into   the
          Agreement to govern tax matters related to taxable periods ended on or prior to January 9, 1996; and

                    WHEREAS, the parties hereto wish to amend the Agreement as set forth below;

                    NOW  THEREFORE,  in   consideration  of  their   mutual
          promises, the parties hereby agree as follows:

                    1.   Definitions.

                    Except as otherwise set forth herein, capitalized terms shall have the meanings ascribed to them in the Agreement.

                    2.   Revised Carryback Treatment.

                    Section 2(j) of the Agreement is amended to read as follows:

                         j. Carrybacks. BTFHC shall notify the Company promptly of the existence of any items of deduction, loss or credit arising in a Post-Closing Taxable Year that are required to be or may be carried back to a Taxable Period of the Bally Group or any Bally Member (other than to a separate Tax Return of a member of the BTFHC Group) (a "Carryback"). BTFHC hereby expressly agrees (on its behalf and on behalf of all BTFHC Members and successors thereto) that, subject to the payment obligations set forth in Section 3 below, the Company or any member of the Company Group may retain any cash refund or reduction of a Tax liability or any other Tax Benefit obtained by the Company or any member of the Company Group (other than a member of the BTFHC Group) as a result of any Carryback without additional compensation to BTFHC or any BTFHC Member. BTFHC and the Company agree that, without the express written consent of the Company, BTFHC shall not elect to carry forward any such item that affects or could affect the Company or any member of the Company Group, except as required under applicable law.





                    3.   Payments

                    In consideration of this Agreement, the Company shall pay to BTFHC (i) $6.76 million in immediately available funds by wire transfer to a designated bank account of BTFHC and (ii) 50% of the Tax Benefits (measured on an After-Tax Basis) realized by the Company or any Company Member resulting from any Carryback if, and to the extent that, such Tax Benefits exceed $16.76 million in the aggregate. In further consideration of this Agreement, the Company hereby reduces the first payment by BTFHC to the Company due under Section 11 of the Transitional Services Agreement, dated as of January 9, 1996, by $2.6 million. The Payment pursuant to (i) above shall be made on or before July 12, 1996. Any payments pursuant to (ii) above shall be made in accordance with Section 4 of the Agreement, and shall initially become due and payable upon the Company's filing of each Tax Return reflecting the utilization of any such Carrybacks and shall be increased upon any subsequent increase in such Tax Benefits as a result of any Final Determination. All payments hereunder shall be characterized in accordance with Section 4(c) of the Agreement.

                    4.   Indemnification.

                    New Section 3(c) is added to the Agreement as follows:

                         c.   By BTFHC with respect to Carrybacks.

                              (i)  General.  Except for refunds required by

          in Section (3)(c)(ii) below, BTFHC shall have no obligation to indemnify the Company or any Company Member against any Taxes resulting from the loss of any Tax Benefit resulting from any Carryback permitted by Section 2(j) as amended.

                               (ii)     Refund of  Payments   BTFHC  shall
          refund to the Company the amount of any payment received by BTFHC pursuant to clause (ii) of Section 3 above if, and to the extent that, such payment is attributable to, or arose from, Carrybacks that were reflected on Tax Returns on an "as filed" basis, but which resulted in Tax Benefits that were later denied pursuant to a Final Determination. Any such refund shall be made by BTFHC in accordance with Section 4 of the Agreement.

                    5.   Cooperation; Document Retention; Confidentiality.

                    The Company  and BTFHC  agree  that the  provisions  of
          Section 5 of the Agreement shall apply to Tax Returns of the BTFHC Group and BTFHC Members from which Carrybacks arise and to Tax Returns of the Company Group and Company Members with respect to which Carrybacks shall result in Tax Benefits contemplated by this Amendment.



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                    6.   Contests and Audits.

                    The Company  and BTFHC  agree  that the  provisions  of
          Section 6 of the Agreement shall be amended and restated by this Amendment as follows:

                    6.   Contests and Audits.

                         (a) Notification of Audits or Disputes. Upon the receipt by the Company or any Company Member (or BTFHC or any BTFHC Member, as the case may be) of notice of any pending or threatened Tax audit or assessment which may affect the liability for Taxes that are subject to indemnification hereunder, the Company (or BTFHC) shall promptly notify the other in writing of the receipt of such notice.

                         (b) Control and Settlement. The Company shall have the right to control, and to represent the interests of all affected taxpayers in, any Tax audit or administrative, judicial or other proceeding relating, in whole or in part, to any Pre-Closing Taxable Period or any other Taxable Period for which the Company is responsible, in whole or in part, for Taxes under Sections 2(g) and (3), and to employ counsel of its choice at its expense; provided, however, that, with respect to such issues that may impact BTFHC or any BTFHC Member for any Post-Closing Taxable Period or for which BTFHC or HTCA may be responsible in part under Sections 2(g) and (3), the Company shall (i) afford BTFHC full opportunity to observe at any such proceedings and to review any submissions related to such issues, (ii) in good faith consult with BTFHC regarding its comments with respect to such proceedings and submissions in an effort to resolve any differences with respect to the Company's positions with regard to such issues, (iii) in good faith consider BTFHC's recommendations for alternative positions with respect to such issues, and (iv) advise BTFHC of the reasons for rejecting any such alternative position. In the event of any disagreement regarding the proceedings, the Company shall have the ultimate control of the contest and any settlement or other resolution thereof; provided, however, that the Company shall not agree to any settlement of any issue that could reasonably have a material and adverse effect on BTFHC in, or if it were applied to BTFHC's operations with respect to, any Post-Closing Taxable Period without either (x) the written consent of the BTFHC, which consent may not be unreasonably withheld, or (y) a certificate of the Tax Director (or other appropriate officer) of the Company, or (at the BTFHC's option) an opinion of outside tax counsel (if any) to the Company participating in such settlement, to the effect that such settlement reflects (from the perspective of a taxpayer bearing all resulting economic benefits and burdens without indemnity or offset for all current and reasonably foreseeable future periods) a fair and reasonable compromise of all legal and factual issues (including any "hazards of litigation" that may exist with respect to such issues); and


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          provided,  further,  that,  notwithstanding  receipt  of  such  a certificate or opinion, BTFHC may elect to thereafter assume control of such contest (and the Company shall not thereafter so settle the contest except as directed by BTFHC) upon provision to the Company of _adequate assurances_ of BTFHC's agreement and ability to bear any and all additional costs, expenses and liabilities that may arise from not having finalized the proposed settlement (including, but not limited to, any tax liabilities in excess of the amount contemplated by such settlement and interest
          and  penalties  thereon),  and  the  Company  hereby  agrees   to
          negotiate in good faith with BTFHC as to what arrangements shall constitute _adequate assurances_ for this purpose. BTFHC shall have the right to control, and to represent the interests of all affected taxpayers in, any Tax audit or administrative, judicial or other proceeding relating to any Post-Closing Taxable Period of the BTFHC Group or any BTFHC Member, or relating to any other Taxable Period for which BTFHC is responsible for Taxes under Sections 2(g) and (3), and to employ counsel of its choice at its expense; provided, however, that BTFHC shall (i) afford the

          Company full opportunity to observe at any such proceedings and to review any submissions related thereto and (ii) not agree to settle any such proceeding in a manner that could reasonably have a material and adverse effect on (A) any indemnification obligation of the Company hereunder, (B) any Tax liability of the Bally Group or any Bally Member for any Pre-Closing Taxable Period or (C) any Tax liability of the Company Group or any Company Member for any Post-Closing Taxable Period, without the prior written consent of the Company, which consent shall not be unreasonably withheld. Any issue that may affect the Company Group's or any Company member's ability to utilize a Carryback to create a Tax Benefit shall be deemed to "impact BTFHC or any BTFHC Member for any Post-Closing Taxable Period" for purposes of the first sentence of this Section 6(b). Any settlement to be agreed to by BTFHC in accordance with the second preceding sentence of this Section 6(b) that would reduce the amount of any Carryback that resulted in a Tax Benefit to the Company Group or any Company Member shall require either (i) the written consent of the Company, which consent may not be unreasonably withheld, or (ii) a certificate of the Tax Director (or other appropriate officer) of BTFHC, or (at the Company's option) an opinion of outside tax counsel (if any) to BTFHC participating in such settlement, to the effect that such settlement reflects (from the perspective of a taxpayer bearing all resulting economic benefits and burdens without indemnity or offset) a fair and reasonable compromise of all legal and factual issues (including any "hazards of litigation" that may exist with respect to such issues).

                         (c)  Delivery of Powers  of Attorney.   BTFHC  (or
          the Company, as the case may be) and, to the extent necessary, its respective subsidiaries shall execute and deliver to the Company (or BTFHC), promptly upon request, such powers of attorney authorizing the Company (or BTFHC) to represent BTFHC


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          (or the Company), negotiate  settlements, retain counsel,  extend statutes of limitations, receive refunds and take such other actions that the Company (or BTFHC) reasonably considers to be appropriate in exercising its control rights pursuant to this
          Section 6.

                    7.   Miscellaneous.

                         a.   Effectiveness.    This  Amendment  shall   be
          effective from and after the date hereof and shall survive until the expiration or termination of the Agreement.

                         b.   Entire Agreement.   This  Amendment  contains
          the entire agreement among the parties hereto with respect to the subject matter hereof.

                         c. Effect on Agreements. Except as amended hereby, the Agreement shall otherwise remain in full force and effect and is hereby adopted, ratified and confirmed in all respects.

                         d. Guarantees of Performance. The Company and BTFHC hereby guarantee the complete and prompt performance by the members of their respective Affiliated Groups of all of their obligations and undertakings pursuant to this Amendment. If, subsequent hereto, either the Company or BTFHC shall be acquired by another entity such that 50% or more of its common stock is in common control, such acquirer shall, by making such acquisition, simultaneously agree to jointly and severally guarantee the complete and prompt performance by the acquired corporation and any Affiliate of the acquired corporation of all of their obligations and undertakings pursuant to this Amendment.


                         e. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois without regard to the conflict of law principles thereof, except with respect to matters of law concerning the internal corporate affairs of any corporate entity which is a party to or subject of this Amendment, and as to those matters the law of the jurisdiction under which the respective entity derives its powers shall govern.

                         f. Other. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all of such counterparts shall together constitute one and the same instrument. The section numbers and captions herein are for convenience of reference only, do not constitute part of this Amendment and shall not be deemed to limit or otherwise affect any of the provisions hereof.

                         g. Effect of Transitional Services Agreement. At any time when the Company is providing tax planning and compliance services to BTFHC under the Transitional Services


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          Agreement, the Consent or  Certification requirement of the  last sentence of Section 6 above shall be suspended. Such rights and obligations shall be immediately reinstated upon the termination of the Transitional Services Agreement or upon written notice from BTFHC to such effect.

                         h. Further Assurances. Subject to the provisions hereof, the parties hereto shall make, execute, acknowledge and deliver such other instruments and documents, and take all such other actions, as may be reasonably required in order to effectuate the purposes of this Amendment and to consummate the transactions contemplated hereby.

                         i. Setoff. Except as provided in Section 4(a) of the Agreement, all payments to be made by any party under this Amendment shall be made without setoff, counterclaim or withholding, all of which are expressly waived.

                    IN WITNESS WHEREOF, the parties hereto have executed this Amendment, or have caused this Amendment to be duly executed on their respective behalf by their respective officers thereunto duly authorized, as of the day and year above written.

                                          BALLY  ENTERTAINMENT  CORPORATION
          AND
                                          SUBSIDIARIES


                                          By:

                                          Name:

                                          Title:

                                          Bally Entertainment Corporation


                                          BALLY'S TOTAL FITNESS HOLDING
                                          CORPORATION AND SUBSIDIARIES



                                          By:

                                          Name:

                                          Title:

                                          Bally's  Total  Fitness   Holding
          Corporation






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